Listing Report:Supplement No. 59 dated Feb 13, 2011 to Prospectus dated Jan 12, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jan 12, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jan 12, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 493307
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	B	Listing Duration:	14 days
		Estimated loss*:	5.95%
Term:	36 months

Lender yield:	13.49%	Borrower rate/APR:	14.49% / 16.65%	Monthly payment:	$258.12

Lender servicing fee:	1.00%	Effective Yield*:	13.26%
		Estimated return*:	7.31%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	10 / 7	Length of status:	8y 1m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,214	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	43%
		Homeownership:	No
Screen name:	green-efficient-loot	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Got Work - Need Capital
Purpose of loan:
This loan will be used to fund researchers for a textbook contract that I have with a top academic business publisher. By the end of the year, I have a signed contract for $150,000 in grant and advance money, due upon completion of the manuscripts. I have long term consulting contracts that provide reliable monthly income.

My financial situation:
I have a long term and reliable credit history. I have stretched myself to fund the development of this textbook knowing that the pay off will be commensurate.

Monthly net income: $12,500*

Monthly expenses: $ 10,000

* My income is on consulting contracts only and does not include any projected revenue.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493557
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$306.15

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-1974	Debt/Income ratio:	4%
Credit score:	760-779 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	21y 0m
Amount delinquent:	$0	Total credit lines:	3	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	intrepid-agreement0	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
mechanical engineer loan
The purpose of this loan is to invest in my patent application for a new revolutionary type of hydrogen/oxygen combustion engine. The by product or exhaust from this engine will simply be water. This water will be reintroduced back into the system to be broken down to hydrogen/oxygen fuel. The test stages of this engine have been completely successful. I am a good candidate for this loan because I have sufficient income of $85000 a year as a mechanical engineer for one of the top companys in the world. I have substantial investments in 401k and 401a plans that can be utilized in a "hardship withdrawal" if the need arises to guarantee the loan. My monthly expenses are $1100 for my home mortgage,$600 for utilities,and $425 for my car.The remaining monthly income will be divided between loan repayment and my childs college fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493563
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$306.15

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1973	Debt/Income ratio:	33%
Credit score:	680-699 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	7y 5m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$39,152	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	point-prodigy1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
James Bond
Purpose of loan:
This loan will be used to? Pay existing liability
My financial situation:
I am a good candidate for this loan because? I always pay my debts.

Monthly net income: $ 3,910.83

Monthly expenses: $
??Housing: $?590
??Insurance: $ 125.00
??Car expenses: $ 365.00
??Utilities: $ 49.00
??Phone, cable, internet: $ 125.00
??Food, entertainment: $ 800
??Clothing, household expenses $?400
??Credit cards and other loans: $ 900.00
??Other expenses: $ 400.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493567
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	9.80%
Term:	36 months

Lender yield:	23.99%	Borrower rate/APR:	24.99% / 28.49%	Monthly payment:	$159.02

Lender servicing fee:	1.00%	Effective Yield*:	23.40%
		Estimated return*:	13.60%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-2000	Debt/Income ratio:	16%
Credit score:	640-659 (Feb-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 5	Length of status:	6y 0m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,702	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	53%
		Homeownership:	No
Screen name:	vi3tsk8erboi	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,750.00	< 31 days late:	0 ( 0% )	640-659 (Dec-2010) 620-639 (Jul-2010) 620-639 (Jul-2009) 600-619 (Mar-2008)
Principal balance:	$669.06	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
debt consolidation
Purpose of loan:
This loan will be used to consolidate my debt

My financial situation:
I am a good candidate for this loan because i had a $6000 loan on prosper and never missed a payment. the previous loan was to help my family back in vietnam to building and house and getting running water in to the village area.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493591
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$163.28

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1995	Debt/Income ratio:	11%
Credit score:	640-659 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	3	Current / open credit lines:	6 / 6	Length of status:	20y 10m
Amount delinquent:	$3,633	Total credit lines:	17	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,485	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	11	Bankcard utilization:	64%
		Homeownership:	Yes
Screen name:	cognizant-exchange1	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
liberty1black
Purpose of loan:?To pay our past due bills and to stay current.? We were able to pay our bills until the past 6 months.? We have used all of our savings to help our sons with their business and due to a loss that they had incurred we were not able to be payed back by them the monies that were owed to us from them.??

Financial situation:
I am a good candidate for this loan because?we want to stay ahead of our bills and?getting this loan would help us achieve our goal.??My husband is employed and I am still seeking employment.? ?

Monthly net income: $ 2050

Monthly expenses: $
??Housing: $ 1263
??Insurance: $
??Car expenses: $ 440
??Utilities: $ 300
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 100
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493643
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1998	Debt/Income ratio:	28%
Credit score:	700-719 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	exchange-cedar9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start a Home Based Business
Purpose of loan: This loan will be use to invest in a small home based business. We have already saved up $3500, and the starting fee is $6000 plus $2000 for marketing and advertisement.
My financial situation: I am a good candidate for this loan, because I have a good stable full-time job, and will only be doing this business part-time at first until I can make twice the income that I am currently making from my job.
Monthly net income: $ 4600

Monthly expenses: $
??Housing: $ 850
??Insurance: $ 220
??Car expenses: $ 570
??Utilities: $ 95
??Phone, cable, internet: $ 350
??Food, entertainment: $ 600
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 90
??Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493727
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$87.10

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1994	Debt/Income ratio:	38%
Credit score:	700-719 (Feb-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 13	Length of status:	1y 6m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$92,013	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	luminous-treasure6	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Good Risk Good Stability
Purpose of loan:
This loan will be used to? Make repairs to a car owned free and clear

My financial situation:
I am a good candidate for this loan because?my wife is an RN who makes $40,000 per year. I work work for a company that provides loss mitigation work for the mortgage?sector. Will receive quarterly bonus in addition to money already listed.

Monthly net income: $ 7600

Monthly expenses: $
??Housing: $ 2400????
??Insurance: $ 176????
??Car expenses: $ 0
??Utilities: $?300
??Phone, cable, internet: $ 250
??Food, entertainment: $ 500
??Clothing, household expenses $ 700
??Credit cards and other loans: $ 1500
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493608
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$81.64

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-2004	Debt/Income ratio:	31%
Credit score:	640-659 (Feb-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,546	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	12	Bankcard utilization:	29%
		Homeownership:	No
Screen name:	attractive-payment3	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan request!
Purpose of loan:
This loan will be used to help my parents with their mortgage and to get my car repaired.

My financial situation:
I am a good candidate for this loan because I am capable of making monthly payments on time. I did have delinquencies on my credit report from my a few years ago but I have learned to manage my money responsibly.

Monthly net income: $1724

Monthly expenses: $
??Housing: $0 but parents are short with their mortgage payment and they need about $1000 (this is a one time cost)
??Insurance: Deducted from paycheck directly $
??Car expenses: $ 700 for alignment, tires and axle replacement (one time cost)
??Utilities: $0
??Phone, cable, internet: $170 for cell phone
??Food, entertainment: $200
??Clothing, household expenses $0
??Credit cards and other loans: $711
??Other expenses:
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493620
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$183.69

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1984	Debt/Income ratio:	42%
Credit score:	740-759 (Feb-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 19	Length of status:	4y 7m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$153,261	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	38%
		Homeownership:	Yes
Screen name:	integrity-relaxation	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
jhurley
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 493718
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$142.87

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.54%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1999	Debt/Income ratio:	20%
Credit score:	760-779 (Feb-2011)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	0y 7m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Car Dealer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,579	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	Yes
Screen name:	orange-enterprising-funds	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
impala upgrades
Purpose of loan:
This loan will be used to? automotive repairs.

My financial situation:
I am a good candidate for this loan because?
I pay all my bill's (on time). I never want to be labeled "a deadbeat". I work very hard to provide for my family.?
Monthly net income: $

Monthly expenses: $
??Housing: $ 1793.00????
??Insurance: $ incorparated in mortgage
??Car expenses: $ 50-100
??Utilities: $?90-125
??Phone, cable, internet: $ 140
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $ 0
Information in the Description is not verified.